Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Sacha H. Spindler, Chief Executive Officer and Rahul Gandhi, Chief Financial Officer of Pluris Energy Group Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Pluris Energy Group Inc. (the “Company”) for the nine month period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 18, 2008

/s/ Sacha H. Spindler
Sacha H. Spindler
Chief Executive Officer and Chairman
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)

/s/ Rahul Gandhi
Rahul Gandhi
Chief Financial Officer
(Principal Financial Officer and Principal Accounting
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pluris Energy Group Inc. and will be retained by Pluris Energy Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.